Exhibit 99.1

DarkPulse Inc, CEO Discusses Quarterly Highlights and Anticipated Revenues

NEW YORK, New York August 17, 2021 – DarkPulse, Inc. (OTC Markets: DPLS) (“DarkPulse” or the “Company”), a technology-security company focused on laser sensing systems based on its patented BOTDA dark-pulse sensor technology (the “DarkPulse Technology”) which provides a data stream of critical metrics for assessing the health and security of infrastructure for applications in border security, railroad, renewable energy, oil and gas, aviation and aerospace, and mine safety has issued the following update from our CEO.

An update to Shareholders from the Chairman and CEO of DarkPulse Inc

As Founder of DarkPulse, it is my great pleasure to once again address all of our shareholders in this Quarterly update as your Chairman and CEO.

On behalf of the entire DarkPulse team, it is my pleasure to review Q2 2021 accomplishments as well as our Q3 and Q4 2021 expectations.

As I have stated in my Shareholders Letter dated January 2021, when our company first entered the public market, it was put on what I believe to be the wrong course. The previous executive team brought on debt from multiple toxic lenders which caused an increase in the outstanding shares and downward pressure on our share price. While most companies would have performed a reverse split to counter this decrease in price, I decided not to perform such a maneuver and instead invested just over $107,000 of my own funds. I felt this was the right action to take in order to protect the early investors of DarkPulse.

One of my main focuses for 2021 was to work toward clearing out these toxic note holders as efficiently as possible while protecting our shareholders. To date, I am happy to report that the Company has cleared all but three remaining notes. The changes to the Company’s debt schedule does not reflect these updates in our recent Q2 filing but will show a significant improvement to our balance sheet in our Q3 filing.

To this end, the Company closed the acquisition of Optilan, a UK and Wales company which has expanded the Company’s global position in the communications, safety and infrastructure markets. This is acquisition is part of the Company’s accelerated entry into global infrastructure markets as discussed in my January 2021 Shareholders Letter. I expect that the addition of Optilan’s global operations will reflect positively in our Q3 financial statements continuing into Q4 and beyond as we accelerate global sales and significant contract wins via both teams.

The Company is currently in discussions with other acquisition targets that we believe will add to our service offerings including AI based offerings and Oil & Gas upstream markets globally. We anticipate closing additional acquisitions throughout the remainder of Q3 into Q4 and into Q1 2022 adding both revenues and operations capacity and capability.

Significant Accomplishments of 2021

After significant additions to the DarkPulse team we have created a solid Leadership Team coupled with our new 200 team members of Optilan. DarkPulse now operates in seven countries and our rate of securing significant global contracts has accelerated.  Optilan has been expanding its global operations and DarkPulse will work in tandem to create what we expect to be one of the largest infrastructure companies in the world.

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To date, in 2021, the Company has accomplished the following:

•	The Company acquired Optilan, a UK and Wales company focused on global infrastructure, for all cash.
•	The Company has begun work on a new more integrated system offering and we anticipate these additional equipment offerings to enter the market first quarter 2022.
•	The Company is currently building a demonstration facility in Ohio for its BOTDA System with Gracon.
•	The Company added Dr. Joseph Catalino as Chief Strategy Officer.
•	The Company appointed Mr. Ken Davidson as Chief Operating Officer.
•	The Company appointed Mr. Rick Gibson as Director of Strategic Initiatives.
•	The Company has partnered with a global electronics manufacturer who is building the Company’s BOTDA system hardware.
•	The Company closed agreements with several teaming partners to help expand our manufacturing, sales and installation capabilities.
•	The Company has cleared all but three convertible notes and is negotiating raising funds from non-toxic lenders.
•	The Company executed LOI’s to acquire three drone companies and expects to finalize these transactions in Q3.
•	The Company signed a heads of Terms agreement with AI company Unleash Live.
•	The Company is building an operational presence in Dubai.
•	The Company has filed a Registration Statement on Form S-3 to assist it in raising additional capital, which will be used to continue acquisitions and expansion.
•	The Company is in the process of closing partnerships and Joint Venture relationships into multiple markets.
•	The Company has launched a new website and logo and is in process of creating new marketing materials for its service offerings.
•	The Company has scheduled a shareholder event for November 16,17, 2021 in Las Vegas.

Expanding Market Presence in 2022

We are building a cloud based “back end” solution which will allow our customer graphic user interface (GUI) to be utilized anywhere in the world on any device in real time. The design also includes cloud-based data storage which will enable customers to not only view their systems in real time and receive critical alerts but to also view historical data in order to have a full view of their systems over longer time periods which will offer a more comprehensive view of their systems health.

We will continue Acquisition activities with an eye toward global market presence, revenues and expansion of capabilities and service offerings in the health monitoring of critical infrastructure/key resources.

Gaining Momentum on the Financial Front

I am pleased to announce that we expect revenues in late Q3 2021. This, in part, is related to our acquisition of Optilan, a company focused on advanced systems and services resilience and high performance solutions, which is not reflected in the Company’s latest Q2 10-Q filing on August 16, 2021. We expect the latter half of 2021 to be better in terms of achieving revenue, with significant contract wins expected in Q4 2021 within our target market segments for infrastructure monitoring including High Speed Rail, Renewable Energy, Oil & Gas, Physical Security, Telecommunications and global AI based security services.

We will continue to expand our efforts in Industrial controls and structural health monitoring applications, including cloud based Graphic Interface (GUI) services thereby providing a diverse and well-balanced customer base with significant technology services. Overall, we expect significant 2021 revenues, and we are committed to continuing this geometric progression of revenue into the future as we expand globally.

I will also note again that, since March 2019, I have not received a salary nor have accrued any salary. Members of the board of directors have also forgone receiving a salary and have not accrued any past salaries and I will continue to wave any salary until the Company generates revenues. Additionally, as promised, I have not sold any of my shares of DarkPulse.

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In Closing

Our expanded team of over 200 members located worldwide is committed and has been since the beginning of 2021. We have followed our Shareholder’s Letter from Jan 2021 and we will continue to work harder every day as we expand the business.

I thank all of our shareholders for your continuing support, and I look forward to personally meeting each of you at our event in Las Vegas!

Sincerely,

Dennis M O’Leary

Founder, Chairman, CEO, Entrepreneur

About DarkPulse, Inc.

DarkPulse, Inc. uses advanced laser-based monitoring systems to provide rapid and accurate monitoring of temperatures, strains and stresses. The Company’s technology excels when applied to live, dynamic critical infrastructure and structural monitoring, including pipeline monitoring, perimeter and structural surveillance, aircraft structural components and mining safety. The Company's fiber-based monitoring systems can assist markets that are not currently served, and its unique technology covers extended areas and any event that is translated into the detection of a change in strain or temperature. In addition to the Company’s ongoing efforts with respect to the marketing and sales of its technology products and services to its customers, the Company also continues to explore potential strategic alliances through joint venture and licensing opportunities to further expand its global market position.

For more information, visit www.DarkPulse.com

Safe Harbor Statement

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. All statements other than statements of historical facts included in this news release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; the acceptance of our products and services by customers; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other security and telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our success establishing and maintaining collaborative, strategic alliance agreements, licensing and supplier arrangements; our ability to comply with applicable regulations; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media contact:

DarkPulse Solutions, Inc.

media@DarkPulse.com

1.800.436.1436

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